UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2016

NOTIS GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54928	45-3992444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Wilshire Blvd. Ste. 1500

Los Angeles, CA 90017

(Address of principal executive offices) (zip code)

(800)-762-1452

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Entry into Note Purchase Agreement

On April 13, 2016, Notis Global, Inc. (the “Company”) entered into a note purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”) pursuant to which the Company agreed to sell, and the Investor agreed to purchase, a convertible promissory note (the “Note”) in the aggregate principal amount of $225,000.

The Note bears interest at the rate of 5% per year and matures on July 13, 2016. The Note is convertible at any time, in whole or in part, at the option of the holders into shares of the common stock of the Company at a conversion price that is the lower of (a) $0.75, or (b) a 49% discount to the lowest traded price of the common stock of the Company during the 20 trading days prior to the conversion date. The Company may prepay the Note in cash, prompting a 30% premium.

The Company will, within thirty (30) days, grant a security interest to the Investor and its affiliates over the Company’s assets, including its stock ownership in its subsidiary, ESWD I, LLC (but not the assets of ESWD I, LLC). Furthermore, in connection with the next $1.5 million of equity capital raised by the Company, the Company shall use one third of such funds to make principal repayment of amounts owed to the Investor, plus a redemption premium of 30% of such amounts.

In connection with the foregoing, the Company relied on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering and Rule 506 of Regulation D promulgated thereunder. The Investor represented to the Company that it was an “accredited investor” as such term is defined under Regulation D and the financing did not involve any form of general solicitation or general advertising.

The foregoing description of the Purchase Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of the documents, which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided under Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 5.03	Amendments To Articles Of Incorporation

On April 15, 2016, at a special meeting of the shareholders of the Company, the shareholders approved, with a majority of votes of the outstanding common stock of the Company, an amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of common stock of the Company from 400,000,000 to 10,000,000,000 shares (the “Amendment”). The Amendment was previously approved by the Company’s Board of Directors.

The Amendment was submitted to the Nevada Secretary of State and was declared effective on April 18, 2016, the date of filing of the file-stamped copy by the Nevada Secretary of State.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 15, 2016, the Company held a Special Meeting of Stockholders (the “Special Meeting”). At the close of business on February 26, 2016, the record date for the Special Meeting, there were a total of 330,826,801 shares of common stock of the Company outstanding and no shares of Series A preferred stock outstanding. At the Special Meeting, 255,787,279 shares, or 77.32% of the outstanding shares of common stock were present in person or by proxy and, therefore, a quorum was present at the Special Meeting. The proposal to increase the authorized shares of common stock of the Company was approved by the vote of the stockholders at the Special Meeting. The results of the matters submitted to a vote of the stock at the Special Meeting were as follows:

Proposal 1: To approve an amendment to the Company Articles of Incorporation to increase in the authorized common stock of the Company to 10,000,000,000 shares.

For	Against	Abstain
186,262,664	66,070,115	3,454,500

Item 9.01 Financial Statements and Exhibits.

•	(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to Articles of Incorporation

10.1	Note Purchase Agreement, dated April 13, 2016 between the Company and the Investor

10.2	Form of Convertible Promissory Note under Note Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOTIS GLOBAL, INC.

Dated: April 19, 2016	By:	/s/ C. Douglas Mitchell
		Name:	C. Douglas Mitchell
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to Articles of Incorporation

10.1	Note Purchase Agreement, dated April 13, 2016 between the Company and the Investor

10.2	Form of Convertible Promissory Note under Note Purchase Agreement